BUTZEL LONG, a professional corporation
380 Madison Avenue
New York, NY 10017

Tel: (212) 818-1110
FAX: (212) 818-0494
e-mail: barrett@butzel.com

                                                                                                                                 April 29, 2010

To the Trustees of Aquila Rocky Mountain Equity Fund

     We consent to the incorporation by reference into post-effective amendment No. 18 under the 1933 Act and No. 21 under the 1940 Act of our opinion dated April 29, 2008.

                                                                                                                             Butzel Long, a professional
                                                                                                                              corporation

                                                                                                                               /s/ William L.D. Barrett

                                                                                                                            By:__________________________